Exhibit 99

1700 Lincoln Street, Suite 4700 Denver, CO 80203-4547 Phone: 303-837-1661 FAX: 303-861-4023

News Release

Company Contact: Eric K. Hagen	March 27, 2020
Title: Vice President, Corporate Affairs	For immediate release
Phone: 303-837-1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Adopts Shareholder Rights Plan to Protect the

Availability of its Net Operating Losses

DENVER — March 27, 2020 (BUSINESS WIRE) — Whiting Petroleum Corporation (“Whiting”) (NYSE: WLL) announced today that its Board of Directors adopted a shareholder rights plan designed to protect the availability of Whiting’s net operating loss carryforwards (“NOLs”) under the Internal Revenue Code (“Section 382 Rights Plan”).

As of December 31, 2019, Whiting had approximately $3.4 billion of usable U.S. federal NOLs that could be available to offset its future federal taxable income. Whiting’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382) increased their ownership of such company’s stock by more than 50 percentage points over a rolling three-year period. The Section 382 Rights Plan is intended to reduce the likelihood of such an ownership change at Whiting by deterring any person or group from acquiring beneficial ownership of 4.9% or more of Whiting’s outstanding common stock.

The Section 382 Rights Plan is similar to those adopted by numerous other public companies with significant NOLs. The Section 382 Rights Plan is not designed to prevent any action that the Board determines to be in the best interest of Whiting and its shareholders, and will help to ensure that the Board of Directors remains in the best position to discharge its fiduciary duties.

Under the Section 382 Rights Plan, the rights will initially trade with Whiting’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of Whiting’s outstanding common stock. The Section 382 Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or Whiting may exchange each right held by such holders for one shares of common stock. Under the Section 382 Rights Plan, any person which currently owns 4.9% or more of Whiting’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Section 382 Rights Plan. Whiting’s Board of Directors has the discretion to exempt any person or group from the provisions of the Section 382 Rights Plan.

The Section 382 Rights Plan will expire on the day following the certification of the voting results for Whiting’s 2021 annual meeting of shareholders, unless Whiting’s shareholders ratify the Section 382

Rights Plan at or prior to such meeting, in which case the Section 382 Rights Plan will continue in effect until March 26, 2023, unless terminated earlier in accordance with its terms.

Additional information about the Section 382 Rights Plan is available on a Form 8-K filed by Whiting with the U.S. Securities and Exchange Commission.

About Whiting Petroleum

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in, or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, our ability to comply with debt covenants, periodic redeterminations of the borrowing base under our credit agreement and our ability to generate sufficient cash flows from operations to service our indebtedness; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; the impact of negative shifts in investor sentiment towards the oil and gas industry; impacts resulting from the allocation of resources among our strategic opportunities; the geographic concentration of our operations; impacts to financial statements as a result of impairment write-downs and other cash and noncash charges to reduce financial leverage and complexity and lower our capital expenditures; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; inaccuracies of our reserve estimates or our assumptions underlying them; the timing of our exploration and development expenditures; risks relating to decreases in our credit rating; our inability to access oil and gas markets due to market conditions or operational impediments; market availability of, and risks associated with, transport of oil and gas; our ability to successfully complete asset dispositions and the risks related thereto; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; weakened differentials impacting the price we receive for oil and natural gas; risks relating to any unforeseen liabilities of ours; the impacts of hedging on our results of operations; adverse weather conditions that may negatively impact development or production activities; uninsured or underinsured losses resulting from our oil and gas operations; lack of control over non-operated properties; failure of our properties to yield oil or gas in commercially viable quantities; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; impacts of local regulations, climate change issues, negative public perception of our industry and corporate governance standards; our ability to replace our oil and natural gas reserves; negative impacts from litigation and legal proceedings; unforeseen underperformance of or liabilities associated with acquired properties or other strategic partnerships or investments; competition in the oil and gas industry; any loss of our senior management or technical personnel; cyber security attacks or failures of our telecommunication and other information technology infrastructure; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2019. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

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